UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 5, 2010, YRC Worldwide Inc. (the “Company”) announced its results of operations and financial condition for the three and nine months ended September 30, 2010. A copy of the news release announcing the results of operations and financial condition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, the news release attached to this Form 8-K and statements made on the conference call for shareholders and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “should,” “will,” “can,” and similar expressions are intended to identify forward-looking statements.

The Company’s expectations regarding the rate and timing of pricing and revenue mix improvements are only its expectations regarding these matters. Actual rate and timing of pricing and revenue mix improvements could differ based on a number of factors including (among others) general economic trends and excess capacity within the industry, and the factors that affect revenue results (including the risk factors that are from time to time included in the Company’s reports filed with the SEC).

The Company’s expectations regarding the timing and degree of market share growth are only its expectations regarding these matters. Actual timing and degree of market share growth could differ based on a number of factors including (among others) the Company’s ability to persuade existing customers to increase shipments with the Company and to attract new customers, and the factors that affect revenue results (including the risk factors that are from time to time included in the Company’s reports filed with the SEC).

The Company’s expectations regarding the impact of, and the service and operational improvements and collateral and cost reductions due to, the integration of Yellow Transportation and Roadway, improved safety performance, right-sizing the network, consolidation of support functions, the Company’s credit ratings and the timing of achieving the improvements and cost reductions could differ materially from actual improvements and cost reductions based on a number of factors, including (among others) the factors identified in the preceding and following paragraphs, the ability to identify and implement cost reductions in the time frame needed to achieve these expectations, the success of the Company’s operating plans and programs, the Company’s ability to successfully reduce collateral requirements for its insurance programs, which in turn is dependent upon the Company’s safety performance, ability to reduce the cost of claims through claims management, the Company’s credit ratings and the requirements of state workers’ compensation agencies and insurers for collateral for self insured portions of workers’ compensation programs, the need to spend additional capital to implement cost reduction opportunities, including (without limitation) to terminate, amend or renegotiate prior contractual commitments, the accuracy of the Company’s estimates of its spending requirements, changes in the Company’s strategic direction, the need to replace any unanticipated losses in capital assets, approval of the affected unionized employees of changes needed to complete the integration under the Company’s union agreements, the readiness of employees to utilize new combined processes, the effectiveness of deploying existing technology necessary to facilitate the combination of processes, the ability of the Company to receive expected price for its services from the combined network and customer acceptance of those services.

The Company’s expectations regarding the lawsuit filed by ABF are only its expectations regarding this matter. The actual outcome of the ABF lawsuit is dependent on final resolution of the claims through the courts or grievance process under the Company’s labor agreement.

The Company’s expectations regarding the amount and timing of receipt of a working capital adjustment in connection with the sale of a majority of its Logistics business are only its expectations regarding these matters. The actual amount and timing of receipt of a working capital adjustment is dependent on final resolution of the amount with the buyer of the Logistics business in accordance with the related purchase agreement.

The Company’s expectations regarding re-entry into multi-employer pension funds to which it contributes are only its expectations regarding this matter. Whether multi-employer pension funds to which the Company contributes approve the Company’s re-entry into the funds and the timing and terms and conditions of any re-entry is dependent upon approval by the affected funds. Actual contributions to multi-employer pension funds are also affected by levels of employment.

The Company’s expectations regarding the benefits from the new labor contract are only its expectations regarding this matter. The wage, benefit and work rule concessions in the new labor contract may cease if a committee representing the Teamsters (“TNFINC”) exercises its rights in the new labor contract described below.

•

TNFINC was given the right to approve certain changes of control applicable to the Company. If TNFINC approval is not received, TNFINC may declare the wage, benefit and work rule concessions null and void on a prospective basis.

•	In the event of a bankruptcy of the Company, TNFINC may declare the wage, benefit and work rule concessions null and void.

•

The Company expects to begin discussions to restructure the debt under its credit agreement, which may include additional capital investment (debt and/or equity) by third parties in a recapitalization. The new labor contract provides the following:

•	TNFINC would have the right to approve the various transactions comprising the restructuring/recapitalization.

•

If TNFINC’s approval is not obtained, TNFINC may declare the wage, benefit and work rule concessions null and void on a prospective basis, and the Company would owe its Teamster employees an amount equal to the concessions that in fact benefited the Company prior to the termination.

•	TNFINC would have significant rights to participate in the restructuring/recapitalization discussions.

•

In deciding whether to give its approval to a restructuring/recapitalization, TNFINC could demand on behalf of Teamster represented employees of the Company’s subsidiaries additional compensation if negotiated performance triggers are met, equity participation, specified terms in the restructuring, specified indebtedness levels resulting from the transactions, governance rights and financial viability criteria.

•

The Company is required to enter into definitive agreements to effect the restructuring/recapitalization by December 31, 2010 and close those transactions by March 31, 2011, or in each case, such later date as TNFINC would agree and, in each case, on terms and conditions that TNFINC approves.

The Company’s expectations regarding ratification of a new labor agreement for Reddaway and the timing of any ratification are only its expectations regarding this matter. Ratification of a new labor agreement for Reddaway is dependent on a majority of Reddaway’s union employees who are eligible to vote to approve the new labor agreement.

The Company’s expectations regarding its ability to replace the ABS facility with a new facility are only its expectations regarding this matter. Whether the Company is able to replace the ABS facility and the terms of any replacement facility are dependent upon a number of factors including (among others) the Company reaching agreement with interested lenders and closing such transaction on negotiated terms and conditions.

The Company’s expectations regarding multi-employer pension plan reform are only its expectations regarding this matter. The impact to the Company and the multi-employer pension plans to which it contributes of such reform is subject to a number of conditions, including (among others) whether Congress passes legislation to reform multi-employer pension plans and the timing of, and provisions included in, such legislation.

The Company’s expectations regarding the continued support of its stakeholders are only its expectations regarding this matter. Whether the Company’s stakeholders continue to support the Company including (among other things) to continue deferral arrangements in 2011 or to restructure obligations owed to such stakeholders is subject to a number of conditions including (among other things) the outcome of discussions with such stakeholders, whether requested support meets their requirements and the factors identified in the preceding paragraphs.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated November 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: November 5, 2010	By:	/s/ Sheila K. Taylor
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated November 5, 2010

6